UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2006

360 GLOBAL WINE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	0-50092	98-0231440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kirkland Ranch Road, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 254-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 16, 2006, 360 Global Wine Company, a Nevada corporation (the “Company”), issued an aggregate 988,771 of shares of its common stock to various individuals and entities, pursuant to the respective transactions described herein. The Company issued an aggregate of 75,000 shares to two of its officers for services rendered, issued 50,000 shares to a former director for past services rendered, and issued 25,000 shares to a former employee for past services rendered. In addition, the Company issued an aggregate of 599,333 shares to consultants for their services. The Company issued an aggregate of 239,438 shares in connection with its sponsorship of certain sports events and promotional activities.

Separately, on March 16, 2006, the Company ratified the issuance of an aggregate of 2,434,100 shares, of which 489,800 shares were issued in connection with consulting services rendered, of which 1,291,950 shares were issued to an executive officer of the Company for services rendered, of which 250,000 shares were issued to a financing source in connection with its agreements with the Company, and of which 422,350 shares were issued to two of its directors for services rendered. These issuances were previously approved by the Company’s Board of Directors in September 2005, subject to the Company effectuating a reverse stock split of its common stock, which occurred on February 28, 2006.

The Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities pursuant to their respective transactions did not involve a public offering, as there were fewer than 35 “non-accredited” investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

360 GLOBAL WINE COMPANY

Date: March 20, 2006	By:	/s/ Joel Shapiro
Joel Shapiro
Chief Executive Officer